Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of GRI Bio, Inc.:
Opinion on the Financial Statements
We have audited the accompanying balance sheets of GRI Bio, Inc. (“the Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph Regarding Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.
/s/ Sadler, Gibb & Associates, LLC
We have served as the Company’s auditor since 2022.
Draper, UT
February 23, 2023
1

GRI Bio, Inc.
Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021

Assets
Current assets:
Cash	$9	$90
Prepaid expenses and other assets	299	6
Total current assets	308	96
Property and equipment, net	4	3
Operating lease right-of-use assets	67	114
Deposits	4	5
Total assets	$383	$218
Liabilities, mezzanine equity and stockholders' deficit
Current liabilities:
Accounts payable	$1,294	$57
Accrued expenses	36	1,271
Advances from employees	5	—
Convertible promissory notes	—	3,500
Bridge promissory note, net	602	—
Operating lease liabilities, current	57	47
Total current liabilities	1,994	4,875
Operating lease liabilities, noncurrent	14	67
Total liabilities	2,008	4,942

Commitments and contingencies (Note 10)

Redeemable common stock	—	124

Stockholders' deficit:
Common stock, $0.01 par value; 40,000,000 shares authorized; 31,130,077 and 26,722,077 shares issued as of December 31, 2022 and 2021, respectively; 26,731,434 and 22,765,434 shares outstanding as of December 31, 2022 and 2021, respectively	267	228
Additional paid-in capital	16,604	10,203
Accumulated deficit	(18,496)	(15,279)
Total stockholders' deficit	(1,625)	(4,848)
Total liabilities, mezzanine equity, and stockholders' deficit	$383	$218

See accompanying notes to financial statements.

GRI Bio, Inc.
Statements of Operations
(In thousands, except share and per share amounts)

	Year Ended
	December 31,
	2022	2021
Operating expenses:
Research and development	$242	$249
General and administrative	1,997	813
Total operating expenses	2,239	1,062
Loss from operations	(2,239)	(1,062)
Gain on extinguishment of Paycheck Protection Program (PPP) loan	—	50
Loss on extinguishment of convertible promissory notes	(325)	—
Interest expense	(653)	(547)
Net loss	$(3,217)	$(1,559)
Net loss per common share, basic and diluted	$(0.13)	$(0.07)
Weighted-average common shares outstanding, basic and diluted	24,135,215	23,885,088

See accompanying notes to financial statements.

GRI Bio, Inc.
Statements of Changes in Stockholders’ Deficit
(In thousands, except shares)

	Redeemable Common Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2020	209,000	$124	22,688,511	$227	$8,548	$(13,720)	$(4,945)
Issuance of common stock	—	—	76,923	1	99	—	100
Non-contingent beneficial conversion feature	—	—	—	—	150	—	150
Extinguishment of accrued compensation	—	—	—	—	1,406	—	1,406
Net loss	—	—	—	—	—	(1,559)	(1,559)
Balance, December 31, 2021	209,000	$124	22,765,434	$228	$10,203	$(15,279)	$(4,848)
Issuance of warrants and non-contingent beneficial conversion feature in connection with convertible promissory note	—	—	—	—	60	—	60
Issuance of warrants in connection with non-convertible promissory note	—	—	—	—	30	—	30
Conversion of convertible promissory note	—	—	4,150,000	41	5,296	—	5,337
Restricted stock awards issued in satisfaction of accrued compensation	—	—	—	—	417	—	417
Issuance of warrants in connection with the issuance of a bridge promissory note	—	—	—	—	571	—	571
Redemption of redeemable common stock	(209,000)	(124)	(209,000)	(2)	2	—	—
Vesting of restricted stock	—	—	25,000	—	—	—	—
Stock-based compensation expense	—	—	—	—	25	—	25
Net loss	—	—	—	—	—	(3,217)	(3,217)
Balance December 31, 2022	—	$—	26,731,434	$267	$16,604	$(18,496)	$(1,625)

See accompanying notes to financial statements.

GRI Bio, Inc.
Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2022	2021
Operating activities:
Net loss	$(3,217)	$(1,559)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	3	3
Amortization of debt discounts	217	150
Gain on extinguishment of PPP loan	—	(50)
Loss on extinguishment of debt	325	—
Amortization of right-of-use assets	47	46
Stock-based compensation expense	25	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(35)	(1)
Accounts payable	897	54
Accrued expenses	696	551
Operating lease liabilities	(43)	(41)
Cash used in operating activities	(1,085)	(847)
Investing activities:
Purchases of property and equipment	(3)	—
Cash used in investing activities	(3)	—
Financing activities:
Advances from employees	35	—
Repayment of advances from employees	(30)	—
Proceeds from advances under a convertible promissory note	125	500
Repayment of advances under convertible promissory note	(125)	—
Proceeds from issuance of non-convertible promissory note	125	—
Repayment of non-convertible promissory note	(125)	—
Proceeds from issuance of bridge promissory note	1,250	—
Payments of debt issuance costs	(111)	—
Payments of deferred stock issuance costs	(13)	—
Redemption of redeemable common stock	(124)	—
Proceeds from issuance of common stock	—	100
Cash provided by financing activities	1,007	600
Net decrease in cash	(81)	(247)
Cash at beginning of year	90	337
Cash at end of year	$9	$90
Supplemental disclosure of cash flow information:
Cash paid for interest	$33	$—
Non-cash investing and financing activities:
Recognition of operating lease right-of-use asset and liability	$—	$145
Non-contingent beneficial conversion feature on an advance under a convertible promissory note.	$60	$150
De-recognition of PPP loan balance	$—	$50
Restricted stock awards issued in satisfaction of accrued compensation.	$417	$1,406
Recognition of debt discount and additional paid-in-capital for issuance of warrants in connection with the issuance of promissory notes	$601	$—
Conversion of promissory note	$5,337	$—
Debt and deferred stock issuance costs included in accounts payable	$340	$—
See accompanying notes to financial statements.

Note 1.    THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES
The Company and Nature of Operations
GRI Bio, Inc. (the Company), incorporated in Delaware in May 2009, is a clinical stage biotechnology company located in La Jolla, California. With a focus on on discovering, developing, and commercializing innovative therapies that target serious diseases associated with dysregulated immune responses leading to inflammatory, fibrotic, and autoimmune disorders, the Company’s goal is to be an industry leader in developing therapies to treat these diseases and to improve the lives of patients suffering from such diseases. Since its inception, the Company has devoted substantially all of its resources to research and development efforts relating to drug candidates and to general and administrative support for these operations. Management views its operations and manages its business as one operating segment.
The Company is subject to a number of risks and uncertainties, similar to those faced by other clinical stage biotechnology companies, involving the successful discovery and development of drug candidates, the protection of proprietary information, obtaining regulatory approvals and market acceptance, and the ability to raise additional capital, among others.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of gains and expenses during the reporting period. Accordingly, actual results could differ from those estimates.
Cash
The Company maintains its cash in checking and savings accounts with reputable banks that may, at times, exceed federally insured limits. The Company has not experienced any losses in its cash accounts and does not believe they are subject to significant credit risk.
Fair Value Measurements
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.The authoritative guidance establishes a hierarchy that prioritizes the inputs used to measure fair value, which consists of three broad levels:
Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.
Level 2: Inputs, other than quoted prices included within Level 1, that are observable for the asset or liability either directly or indirectly. Such inputs include (i) quoted prices for similar assets or liabilities in active markets, (ii) quoted prices for identical or similar assets or liabilities in inactive markets, (iii) inputs other than quoted prices that are observable for the asset or liability, or (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The carrying amounts reported for cash, refunds receivable, accounts payable, accrued expenses, and advances from employees approximate their fair values due to their short-term nature. The fair value of the outstanding bridge promissory note was estimated to be approximately $1,398 as of December 31, 2022 based on its stated principal amount, estimated remaining term, and discount rate (Level 3 inputs). The fair value of the convertible promissory note was estimated to be approximately $3,650 as of December 31, 2021 based on the interest rate on the note and the holder’s options to convert the note into shares of the Company’s common stock (Level 2 inputs).
Deferred Stock Issuance Costs
Deferred stock issuance costs represent incremental legal costs incurred that are directly attributable to proposed offerings of securities. The costs are charged against the gross proceeds of the respective offering upon closing.

Property and Equipment
Property and equipment are stated at cost. Maintenance and repairs that do not improve or extend the useful lives of the respective assets are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized, using the straight-line method, over the shorter of the estimated economic life of the improvements or the remaining lease term.
Long-Lived Assets
Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the sum of the projected future undiscounted cash flows is less than the carrying amount of the assets, the assets will be written down to their estimated fair value in the period in which the determination is made. Management determined there was no impairment of long-lived assets during the years ended December 31, 2022 and 2021.
Leases
The Company accounts for its leases in accordance with Accounting Standards Codification (ASC) 842, Leases, and assesses at contract inception whether a contract is, or contains, a lease. Generally, a lease exists if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company determines that it has the right to control the use of an identified asset when (i) it has the right to substantially all of the economic benefits from use of the identified asset and (ii) it has the right to direct the use of the identified asset. As permitted, the Company has made the accounting policy election to not separate lease components from non-lease components when allocating contract consideration, and instead accounts for each lease component and associated non-lease components as a single lease component.
The Company classifies a lease as a finance lease when one or more of the following criteria are met: (i) the lease transfers ownership of the underlying asset to the Company by the end of the lease term, (ii) the lease grants an option to purchase the underlying asset that the Company is reasonably certain to exercise, (iii) the lease term is for the major part of the remaining useful life of the underlying asset, (iv) the present value of the sum of the lease payments equals or exceeds substantially all of the fair value of the underlying asset, or (v) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. The Company did not have any finance leases as of December 31, 2022 and 2021. A lease that does not meet any of these criteria is classified as an operating lease.
At the lease commencement date, the Company recognizes a right-of-use asset and a lease liability for its operating leases, except its short-term operating leases with original lease terms of twelve months or less. The right-of-use asset is initially measured at cost, which primarily comprises the initial amount of the lease liability plus any lease prepayments. The lease liability is initially measured at the present value of the lease payments not yet paid, discounted using an estimate of the Company’s incremental borrowing rate for a collateralized loan with a similar amount and terms as the underlying lease in a similar economic environment. That discount rate is used because the interest rate implicit in the Company’s lease contracts is typically not readily determinable.
Lease modifications that grant the right to use an existing leased asset for an additional period of time (i.e., a period of time not included in the original lease agreement) are not accounted for as separate contracts; however, the lease term, classification, discount rate, and measurement of the remaining consideration due under the contract are reassessed upon execution of such modifications.
Lease expense for operating leases is recognized on a straight-line basis over the term of the lease and is included in operating expenses.
Paycheck Protection Program Loan
In April 2020, the Company was granted a $50 loan from a bank under the Paycheck Protection Program (PPP) established by the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The interest rate on the loan was 1.00% per annum and it was scheduled to mature in April 2022. Up to 100% of the loan amount qualified for forgiveness if, during the covered period following loan disbursement, (i) employee and compensation levels were maintained, (ii) the loan proceeds were spent on payroll costs and other eligible expenses, and (iii) at least 60% of the proceeds were spent on payroll costs. The application for these funds required the Company to, in good-faith, certify that the then-current economic uncertainty made the loan request necessary to support the operations of the Company. This certification further required the Company to take into account business activity and ability to access other sources of liquidity sufficient to support operations in a manner that would not significantly detriment the business. The certification made by the Company did not contain any objective criteria and is subject to interpretation. If, despite the good-faith belief that given the Company’s circumstances all eligibility requirements for the PPP loan were satisfied, it is later determined that the Company had violated any applicable laws or regulations or it is otherwise determined the Company was ineligible to receive the PPP loan, it may be required to repay the PPP loan in its entirety and/or be subject to additional penalties.
In May 2021, the Company received notification from the Small Business Administration (SBA) that all of the principal and interest outstanding under its PPP loan had been forgiven. Accordingly, the Company de-recognized the related liability in 2021 and recognized a corresponding gain on extinguishment. No payments of principal or interest were made prior to forgiveness.
Beneficial Conversion Features
Conversion options embedded in convertible promissory notes are accounted for as beneficial conversion features if the effective conversion price is less than the fair value of the Company’s common stock on the commitment date. The intrinsic value of a non-contingent beneficial conversion feature is recognized as a debt discount, with a corresponding increase to additional paid-in capital, on the commitment date. The intrinsic value of a contingent beneficial conversion feature is not recognized until the uncertain future event or circumstance occurs.
Debt Discounts
The relative fair values of warrants and common shares issued and call option rights assigned in connection with principal advances under promissory notes, the increases in fair values of embedded conversion options in connection with convertible promissory note modifications, and the intrinsic values of non-contingent beneficial conversion features were recorded as debt discounts that are amortized as additional interest expense over the estimated terms of the notes using the effective interest method.
Debt Issuance Costs
Debt issuance costs represent incremental legal costs and other costs incurred that are directly attributable to issuing debt. The costs are included as a direct reduction of the carrying amount of the respective liability and are amortized as additional interest expense over the estimated term of the debt using the effective interest method.
Stock-Based Compensation
Stock-based compensation recognized for stock option awards is based on the fair value of the awards on the grant date. The Company estimates the grant-date fair value of the awards using the Black-Scholes option pricing model, which requires the input of subjective assumptions including (i) the estimated fair value of the common stock, (ii) the expected stock price volatility, (iii) the risk-free interest rate, (iv) the expected term of the award, and (v) the expected dividend yield. Compensation cost for stock option awards with service-based vesting conditions is recognized ratably over the requisite service periods. Compensation cost for stock option awards with performance-based vesting conditions is recognized ratably over the requisite service periods if achievement of the performance conditions is probable. The effect of forfeitures is recognized as a reduction of stock-based compensation expense in the period in which the forfeitures occur. The Company issues new shares of common stock upon a stock option exercise.
Common Shares Issued and Outstanding
The number of shares of common stock issued as reported in the balance sheets includes legally issued shares of unvested restricted common stock for which the holders have the right to vote the shares and the right to receive dividends in such amount and at such times as all other common stockholders.
Internally Developed Patents
Costs associated with the application and award of internally developed patents are expensed as incurred due to uncertainties regarding their recoverability.
Research and Development
Research and development costs are expensed as incurred.
Income Taxes
The provision for income taxes is based on the sum of the taxes currently payable or refundable plus the changes in deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for net operating loss carryforwards and temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets and liabilities for net operating loss carryforwards and temporary differences are measured using enacted tax rates in effect for the years in which the net operating losses are expected to be utilized and the temporary differences are expected to reverse. A valuation allowance is recorded against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized.
The provision for income taxes is based on tax positions taken or expected to be taken in the Company’s income tax returns. The tax benefits of an uncertain tax position are recognized only if it is more likely than not that the tax position would be sustained upon examination by the relevant taxing authority. Tax benefits related to uncertain tax positions that do not meet this criterion are not recognized in the financial statements. There were no unrecognized tax benefits related to uncertain tax positions as of December 31, 2022 and 2021. Due to the existence of net operating loss carryforwards, the Company’s federal and state income tax returns are open to examination by the taxing authorities for all years since inception. Interest and penalties related to income taxes are recognized as a component of the provision for income taxes.
Recently Issued Accounting Pronouncements Not Yet Adopted
In August 2020, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which reduces the number of accounting models available for convertible instruments, amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives, and modifies the diluted earnings per share calculations by requiring the use of the if-converted method and eliminating the treasury stock method, among other changes. The amendments in this update are effective for the Company’s fiscal years beginning after December 15, 2023, with early adoption permitted in fiscal years beginning after December 15, 2020. The guidance may be adopted through either a modified retrospective or fully retrospective transition method. Management is currently evaluating the impact of this update on the Company’s financial statements.
Note 2.    LIQUIDITY AND GOING CONCERN
Substantial doubt about an entity’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date the financial statements are issued. The mitigating effect of management’s plans to alleviate the substantial doubt is considered only to the extent that it is probable that (i) management’s plans will be effectively implemented and (ii) when implemented, will mitigate the relevant conditions or events that raise the substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued.
As of December 31, 2022, the Company had cash of $9, negative working capital of $1,686 and an accumulated deficit of $18,438. In 2022, the Company incurred a net loss of $3,159 and used $1,085 of cash in operations. The Company has incurred losses since inception and, to date, has financed its operations by issuing equity and debt securities. Management anticipates that the Company will continue to incur losses and generate negative operating cash flows in the foreseeable future as it continues to develop its drug candidates and that the Company will require additional funding to support its planned operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.
As discussed in Note 9, the Company closed the first tranche of the Bridge Financing and entered into the Merger Agreement and the Equity SPA in December 2022. The Company will require additional funding in order to complete the development and commercialization of its product candidates. Until such time, if ever, in which the Company can generate substantial product revenue, it expects it may continue to fund its operations and capital funding needs through equity offerings, debt financings, or other capital sources, including strategic licensing, collaboration, or other similar agreements. If the Company is unable to secure adequate additional funding, it will need to reevaluate its operating plans and may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, delay, scale back, or eliminate some or all of its development programs, or relinquish rights to its technology on less favorable terms than it would otherwise choose. These actions could materially impact its business, results of operations, and future prospects.
Failure to obtain adequate financing when needed could adversely affect the Company’s ability to operate as a going concern. The accompanying financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business.
They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

Note 3.    NET LOSS PER COMMON SHARE
Basic and diluted net loss per common share are calculated by dividing the net loss by the applicable weighted-average number of common shares outstanding during the period. As the Company had a net loss in each of the years ended December 31, 2022 and 2021 , diluted net loss per common share is the same as basic net loss per common share for the period because the effects of potentially dilutive securities are antidilutive.
Potentially dilutive securities not included in the diluted net loss per common share calculations because their (i) effects were antidilutive or (ii) contingent conditions have not been satisfied are as follows for the periods presented:

	December 31,
	2022	2021
Stock options	2,392,375	2,392,375
Warrants	1,521,722	269,232
Restricted stock subject to contingent conditions	4,398,643	3,956,643
Stock subject to put right	—	209,000
Convertible promissory note(1)	—	3,307,692
	8,312,740	10,134,942
__________________
(1)The conversion price for the $500 second additional advance from May 2021 is assumed to be $1.00 per share. The conversion price for all other convertible amounts is assumed to be $1.30 per share.
Note 4.    PROPERTY AND EQUIPMENT

	December 31,
	2022	2021
Computer equipment (useful life – 5 years)	$13	$10
Furniture and fixtures (useful life – 5 years)	13	13
	26	23
Accumulated depreciation	(22)	(20)
	$4	$3
Depreciation expense related to property and equipment was $3 for each of the years ended December 31, 2022 and 2021.
Note 5.    ACCRUED EXPENSES

	December 31,
	2022	2021
Accrued compensation	$33	$142
Accrued interest	—	1,111
Other	3	18
	$36	$1,271
In March 2021 and December 2022, two Company executives agreed to forego $1,406 and $417, respectively, of accrued compensation in exchange for restricted stock awards and legally released the Company from the obligations to pay such amounts. Accordingly, the Company de-recognized the respective liabilities and recognized corresponding increases to additional paid-in capital in each year.
Note 6.    CONVERTIBLE PROMISSORY NOTE
In November 2018, the Company and TEP Biotech, LLC (TEP) entered into a convertible note and warrant purchase agreement pursuant to which TEP agreed to fund up to $5,000 to the Company in exchange for a convertible promissory note (the TEP Note) and a warrant to purchase up to 675,000 shares of the Company’s common stock at an exercise price of $0.01 per share. The TEP Note was secured by the Company’s assets and, on a pro-rata basis, was jointly senior with a non-convertible promissory note issued to a separate lender (Note 7).
The TEP Note accrued simple interest on the outstanding principal balance at a rate of 12% per annum. The total outstanding principal and accrued interest balance was initially due on the earlier of the Company’s next financing, as defined, and May 2, 2020.
The initial $2,500 tranche under the TEP Note was funded upon execution of the agreement in November 2018. Upon receipt of the initial tranche, the Company used a portion of the proceeds to repurchase 252,349 shares of the Company’s common stock held by another stockholder for $150, then issued 83,999 of the repurchased shares to TEP as additional consideration for the TEP Note. The proceeds from the $2,500 initial tranche were allocated to the convertible debt instrument, warrants, and common stock based on their relative fair values as of the commitment date. Since the effective conversion price of the convertible debt instrument was less than the commitment date fair value of the Company’s common stock, this also gave rise to a beneficial conversion feature. The Company recognized a total debt discount of $1,408 for the beneficial conversion feature, warrants, and common stock, which was amortized as additional interest expense over the initial eighteen-month term of the note.
In December 2019, the Company and TEP amended the TEP Note. In lieu of TEP funding the second $2,500 tranche, TEP made a first additional advance of $500 to the Company in exchange for a convertible promissory note, a warrant to purchase up to 461,725 shares of the Company’s common stock at an exercise price of $0.01 per share, and the assignment of the Company’s rights under a certain call option agreement. The call option agreement, which was entered into in 2015, provided the Company with the right to repurchase up to 1,050,000 shares of the Company’s common stock held by the counterparty for $1.00 per share at any time before April 1, 2025. Management assessed the call option agreement and determined that it was indexed to the Company’s own equity and that all other conditions for equity classification were met. Accordingly, the call option agreement was classified as equity, was initially measured at fair value, and was not adjusted for subsequent changes in fair value.
The proceeds from the $500 first additional advance were allocated to the convertible debt instrument, warrants, and call option rights based on their relative fair values as of the commitment date. Since the effective conversion price of the convertible debt instrument was less than the commitment date fair value of the Company’s common stock, this also gave rise to a beneficial conversion feature. The intrinsic value of the beneficial conversion feature was greater than the proceeds allocated to the convertible debt instrument and, accordingly, the amount recorded for the beneficial conversion feature was limited to that amount. The Company recognized a total debt discount of $500 for the beneficial conversion feature, warrants, and call option rights, which was amortized as additional interest expense over the remaining five-month term of the note.
Until repayment of the TEP Note, TEP originally had the option to convert the initial tranche, the first additional advance, and, effective May 2021, accrued interest in the amount of $650, into shares of the Company’s common stock: (i) at any time at a conversion price equal to $1.30 per share; (ii) upon the closing of the Company’s next financing at a conversion price equal to the lesser of (a) $1.30 per share, (b) the lowest per share purchase price of the equity securities issued in the next financing, and (c) the quotient resulting from dividing the valuation cap ($40,000) by the Company’s fully diluted capitalization, as defined, immediately prior to the closing of the next financing; and (iii) upon the closing of a corporate transaction, as defined, at a conversion price equal to the lesser of (a) $1.30 per share and (b) the quotient resulting from dividing the valuation cap by the Company’s fully diluted capitalization immediately prior to the closing of the corporate transaction. The conversion price described in (ii)(c) and (iii)(b) did not apply if the then-current valuation exceeded the valuation cap. The conversion price was subject to standard antidilution adjustments.
In July 2020, the TEP Note maturity date was extended to August 31, 2020, and in March 2021, TEP agreed to forbear on its available right to exercise remedies on account of the Company’s failure to pay the past due principal and accrued interest balance until October 31, 2021.
In May 2021, the Company and TEP amended the TEP Note, and TEP agreed to make a second additional advance of $500 to the Company in exchange for a convertible promissory note with separate, modified conversion options. The conversion options and terms for the second additional advance were the same as those for the initial tranche, except that $1.00 was the modified conversion price in sections (i), (ii)(a), and (iii)(a), and $27,000 was the modified valuation cap. Since the conversion price of the convertible debt instrument was less than the commitment date fair value of the Company’s common stock, this gave rise to a beneficial conversion feature. The Company recognized a debt discount of $150 for the beneficial conversion feature, which was amortized as additional interest expense over the remaining five-month term of the note.
As of December 31, 2021, the aggregate principal balance outstanding on the TEP Note was $3,500 and the related accrued interest balance was $1,111.

In July 2022, the Company and TEP further amended the TEP Note, and TEP agreed to make a third additional advance of $125 to the Company in exchange for a convertible promissory note and a warrant to purchase up to 31,250 shares of the Company’s common stock at an exercise price of $0.01 per share.
The conversion options and terms for the third additional advance were the same as those for the initial tranche, except that the third additional advance called for fixed interest in the amount of $15 with total principal and interest due on the earlier of (i) the Company’s next financing of $3,000, or more and (ii) December 31, 2022.
The proceeds from the $125 third additional advance were allocated to the convertible debt instrument and warrants based on their relative fair values as of the commitment date. Since the effective conversion price of the convertible debt instrument was less than the commitment date fair value of the Company’s common stock, this also gave rise to a beneficial conversion feature. The Company recognized a total debt discount of $60 for the beneficial conversion feature and warrants, which was amortized as additional interest expense over the estimated six-month term of the note.
In October 2022, the Company and TEP entered into a conversion agreement pursuant to which, effective upon the full execution of the Merger Agreement (Note 9), $3,500 of outstanding principal under the TEP Note together with $650 of related accrued interest was to automatically convert into 4,150,000 shares of the Company’s common stock at a conversion price of $1.00 per share. Further, upon the closing of the first tranche of the Bridge Financing (Note 9), the Company was to repay, in cash, the $125 third additional advance under the TEP Note along with the $15 of related accrued interest. Upon issuance of the 4,150,000 conversion shares and payment of the $140 principal and accrued interest balance, the Company would fully satisfy all of its obligations under the TEP Note. In the event that the Merger Agreement was not executed by December 31, 2022 however, the conversion agreement was to be of no further force and effect after that date, and the TEP Note, along with all security interests in favor of TEP, was to remain in full force and effect.
In contemplation of entering into the Bridge Notes (Note 9), the Company amended the conversion price for certain tranches of the TEP notes from $1.30 per share to $1.00 per share. The amendment was accounted for as extinguishment to which the excess fair value of the amended debt over the carrying value of the original debt resulted in a loss on extinguishment of $325 for the year ended December 31, 2022.
In December 2022, upon the full execution of the Merger Agreement and the closing of the first tranche of the Bridge Financing, the Company issued the 4,150,000 conversion shares and paid the $140 principal and accrued interest balance as per the terms of the conversion agreement.
As part of the conversion, the $4,150 of converted principal and accrued interest, along with $863 of related forfeited accrued interest through the conversion date, were credited to stockholders’ deficit. Interest expense recognized on the TEP Note, including amortization of the debt discounts, was $477 and $546 for the years ended December 31, 2022 and 2021, respectively.
Note 7.    NON-CONVERTIBLE PROMISSORY NOTE
In July 2022, the Company issued a $125 non-convertible promissory note to a lender which called for fixed interest in the amount of $15 with total principal and interest due on the earlier of the Company’s next financing of $3,000 or more and December 31, 2022. The promissory note was secured by the Company’s assets and, on a pro-rata basis, was jointly senior with the TEP Note (Note 6). As part of the financing, the Company also issued a warrant to the lender to purchase up to 31,250 shares of the Company’s common stock at an exercise price of $0.01 per share. The proceeds from the financing were allocated to the promissory note and warrants based on their relative fair values as of the commitment date, resulting in a debt discount of $30 which was amortized as additional interest expense over the estimated six-month term of the note.
In December 2022, the $140 principal and accrued interest balance was paid in-full. Interest expense recognized on the promissory note, including amortization of the debt discount, was $45 for the year ended December 31, 2022.
Note 8.    STOCKHOLDERS’ DEFICIT
Issuance of Common Stock to Investors
In March 2021, the Company issued 76,923 shares of common stock to one investor in exchange for $100 in cash.

Redeemable Common Stock
In November 2018, the Company entered into an agreement with a stockholder pursuant to which the stockholder had the right to require the Company to purchase all or a portion of 209,000 shares of the Company’s common stock held by the stockholder for $0.594 per share (the Put Right). The Put Right was exercisable (i) for a period commencing thirty days prior to the day the Company completed an equity or debt financing and ending fifteen business days thereafter, or (ii) at any time following a breach of the agreement by the Company.
Management assessed the Put Right and determined that (i) it was not freestanding and, therefore, was not required to be classified as a liability and (ii) it could be exercised by the stockholder at any time, which was not within the Company’s control. Therefore, the common shares subject to the Put Right were classified in mezzanine equity as of December 31, 2021. In December 2022, the stockholder exercised the Put Right and the Company redeemed the 209,000 shares of common stock for $124 ($0.594 per share). The redeemed shares were retired by the Company.
Warrants
As of December 31, 2022 and 2021, the Company had 2,720,947 and 1,405,957 warrants outstanding, respectively, the details of which are as follows:

Issuance	Number of Common Shares	Exercise Price	Expiration
November 2018	675,000	$0.01	November 2023
December 2019	461,725	$0.01	December 2024
November 2020	230,770	$1.30	November 2023
December 2020	38,462	$1.30	December 2023
July 2022	62,500	$0.01	July 2027
December 2022	1,252,490	$1.33	March 2028 (Estimate)
The warrants include cashless exercise features, are subject to standard antidilution adjustments, and were issued in connection with debt and equity financings.
Restricted Stock Awards
In April 2015, the Company awarded an aggregate of 3,312,000 shares of restricted common stock to its three co-founders. The awards vest upon the completion of a liquidity event to be defined as a change in control of the Company or the expiration of a lock-up period following the Company’s initial public offering, or, if earlier, upon death or disability of the grantee or the termination by the Company or the Company’s shareholders, as applicable, of the grantee’s service relationship with the Company, whether as an employee, member of the board of directors, or consultant, other than for cause or performance reasons, provided that the grantee is continuously an employee of, director of, or consultant to the Company throughout the period from the grant date to the vesting date.
Compensation cost for these restricted stock awards will be recognized if and when the awards vest based on the consummation of a liquidity event, or, if earlier, upon the death, disability, or termination without cause of the grantee. The compensation cost for the restricted stock award issued to the co-founder who is a Company employee will be based on the grant date fair value of the award which was $1.00 per share. The compensation cost for the restricted stock awards issued to the two co-founders who are nonemployees will be based on the fair value of the awards on the adoption date of ASU No. 2018-07 (January 1, 2018) which was $1.30 per share. The total unrecognized compensation cost for these restricted stock awards was $3,974 as of December 31, 2022.
In March 2021, the Company awarded an aggregate of 644,643 shares of restricted common stock to two employees. The awards vest upon the completion of a liquidity event to be defined as a change in control of the Company or the expiration of a lock-up period following the Company’s initial public offering, or, if earlier, upon death or disability of the grantee or the termination by the Company or the Company’s shareholders, as applicable, of the grantee’s service relationship with the Company, whether as an employee, member of the board of directors, or consultant, other than for cause or performance reasons, provided that the grantee is continuously an employee of, director of, or consultant to the Company throughout the period from the grant date to the vesting date.
Compensation cost for these restricted stock awards will be recognized if and when the awards vest based on the consummation of a liquidity event, or, if earlier, upon the death, disability, or termination without cause of the grantee. The compensation cost for the restricted stock awards will be based on the grant date fair value of the awards which was $1.30 per share. The total unrecognized compensation cost for these restricted stock awards was $838 as of December 31, 2022.

In October 2022, the Company awarded 50,000 shares of restricted common stock under the 2015 Plan, as defined below, to a nonemployee consultant in exchange for investor relations services. The award vests as follows: (i) 12,500 shares vest on the grant date, (ii) 12,500 shares vest on December 31, 2022, (iii) 12,500 shares vest on March 31, 2023, and (iv) 12,500 shares vest on June 30, 2023. As of December 31, 2022, 25,000 shares were vested and 25,000 shares were unvested.
Compensation cost for this restricted stock award is being recognized in the same period and in the same manner as if the Company had paid cash for the services based on the grant date fair value of the award which was $1.00 per share.
Stock-based compensation expense for this restricted stock award was $25 for the year ended December 31, 2022. The unrecognized compensation cost for this award was $25 as of December 31, 2022.
In December 2022, the Company awarded an aggregate of 417,000 shares of restricted common stock to two employees. The awards vest upon the completion of a liquidity event to be defined as a change in control of the Company or the expiration of a lock-up period following the Company’s initial public offering, or, if earlier, upon death or disability of the grantee or the termination by the Company or the Company’s shareholders, as applicable, of the grantee’s service relationship with the Company, whether as an employee, member of the board of directors, or consultant, other than for cause or performance reasons, provided that the grantee is continuously an employee of, director of, or consultant to the Company throughout the period from the grant date to the vesting date.
Stock Options
The Board of Directors authorized the 2015 Equity Incentive Plan, as amended, (the 2015 Plan) pursuant to which the Company is authorized to grant incentive stock options, non-qualified stock options, and other stock-based awards to employees, directors, and consultants. The Company is authorized to grant up to 4,689,900 shares of common stock under the 2015 Plan, of which 2,247,525 and 2,297,525 shares remained available for future issuance as of December 31, 2022 and 2021, respectively. The maximum term of a stock option granted under the 2015 Plan cannot exceed 10 years. No stock options were granted, exercised, or forfeited during the years ended December 31, 2022 and 2021.
There were 2,392,375 stock options outstanding as of December 31, 2022 and 2021, all of which were granted in November 2016, have an exercise price of $0.73 per share, and contractually expire in November 2026 or upon termination of service, if earlier. The 1,298,718 options granted with service-based vesting conditions vested ratably over periods of two to three years.
Of the 1,093,657 options granted with performance-based vesting conditions related to future receipts of funding by the Company, 546,829 of these options vested, and the related stock-based compensation was recognized, during a prior year. Achievement of the related performance conditions for the remaining 546,828 options has not been deemed probable and, accordingly, the Company has not recognized any compensation cost for these awards as of December 31, 2022. No stock-based compensation expense for stock options was recognized for the years ended December 31, 2022 and 2021.
There were 1,845,547 vested and exercisable stock options outstanding as of December 31, 2022 and 2021. The aggregate intrinsic value of vested and exercisable stock options outstanding was $1,107 and the remaining contractual term was 3.85 years, as of December 31, 2022. There were 546,828 non-vested stock options outstanding as of December 31, 2022 and 2021. The total unrecognized compensation cost for non-vested stock options outstanding was $279, and the remaining contractual term was 3.85 years, as of December 31, 2022. The non-vested stock options are subject to performance-based vesting conditions related to future receipts of funding by the Company. The unrecognized compensation cost will be recognized if and when it becomes probable that the performance conditions will be achieved.
Note 9.    PROPOSED MERGER AND RELATED FINANCINGS
Merger Agreement and Transaction
On December 13, 2022, the Company entered into an Agreement and Plan of Merger (the Merger Agreement) with Vallon Pharmaceuticals, Inc. (Vallon) and Vallon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Vallon (Merger Sub). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into the Company (the Merger), with the Company surviving the Merger as a wholly owned subsidiary of Vallon. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. The Merger was not consummated as of December 31, 2022.
At the effective time of the Merger (the Effective Time) and pursuant to the terms of the Merger Agreement, each share of the Company’s common stock outstanding immediately prior to the Effective Time, excluding any dissenting shares but including any shares of Company’s common stock issued pursuant to the Equity Financing will be automatically converted solely into the right to receive a number of shares of Vallon’s common stock (Vallon Common Stock) equal to the exchange ratio described below. Each option to purchase shares of Company’s common stock (each, a Company Option) that is outstanding and unexercised immediately prior to the Effective Time under the 2015 Plan, whether or not vested, will be converted into and become an option to purchase shares of Vallon Common Stock, and Vallon will assume the 2015 Plan and each such Company Option in accordance with the terms of the 2015 Plan (Assumed Options). The number of shares of Vallon Common Stock subject to each Assumed Option will be determined by multiplying (i) the number of shares of Company’s common stock that were subject to such Company Option, as in effect immediately prior to the Effective Time, by (ii) the exchange ratio, and rounding the resulting number down to the nearest whole number of shares of Vallon Common Stock. The per share exercise price for Vallon Common Stock issuable upon exercise of each Assumed Option will be determined by dividing (A) the per share exercise price of such Assumed Option, as in effect immediately prior to the Effective Time, by (B) the exchange ratio and rounding the resulting per share exercise price up to the nearest whole cent. Any restriction on the exercise of any Assumed Option will continue in full force and effect and the term, exercisability, vesting schedule, and any other provisions of such Assumed Option will otherwise remain unchanged. Each warrant to purchase shares of Company’s common stock (the Company Warrants) outstanding immediately prior to the Effective Time will be assumed by Vallon and converted into warrants to purchase Vallon Common Stock (Assumed Warrants) and thereafter (i) each Assumed Warrant may be exercised solely for shares of Vallon Common Stock; (ii) the number of shares of Vallon Common Stock subject to each Assumed Warrant will be determined by multiplying (A) the number of shares of Company’s common stock that were subject to such Company Warrant, as in effect immediately prior to the Effective Time, by (B) the exchange ratio, and rounding the resulting number down to the nearest whole number of shares of Vallon Common Stock; (iii) the per share exercise price for Vallon Common Stock issuable upon exercise of each Assumed Warrant will be determined by dividing (A) the exercise price per share of the Company’s common stock subject to such Company Warrant, as in effect immediately prior to the Effective Time, by (B) the exchange ratio, and rounding the resulting exercise price up to the nearest whole cent. All rights with respect to Company restricted stock awards will be assumed by Vallon and converted into Vallon restricted stock awards with the number of shares subject to each warrant multiplied by the exchange ratio and rounding the resulting number down to the nearest whole number of shares of Vallon Common Stock. The term, exercisability, vesting schedule and other provisions of the Company restricted stock awards shall otherwise remain unchanged.
Securities Purchase Agreement (Bridge Financing)
In connection with signing the Merger Agreement, the Company entered into a Securities Purchase Agreement, dated as of December 13, 2022 (Bridge SPA) with Altium Growth Fund, LP (Investor), pursuant to which, among other things, the Investor agreed to purchase, and the Company agreed to issue, senior secured notes (Bridge Notes) in the aggregate principal amount of up to approximately $3,333, in exchange for an aggregate purchase price of up to approximately $2,500. Pursuant to the terms of the Bridge SPA, the Investor agreed to purchase the Bridge Notes in two closings: (i) the first closing for approximately $1,667, in aggregate principal amount (in exchange for an aggregate purchase price of approximately $1,250), which closed on December 14, 2022; and (ii) the second closing for approximately $1,667 in aggregate principal amount (in exchange for an aggregate purchase price of approximately $1,250), which is scheduled to close on the first business day following the date of effectiveness of the Registration Statement. The Bridge Notes are secured by a lien on all of the Company’s assets, as described in the Bridge SPA and its exhibits. In addition, upon the funding of each tranche as described above, the Investor will also receive warrants to purchase an aggregate of 1,252,490 shares of Company’s common stock (Bridge Warrants). The Bridge Warrants have an exercise price of $1.33 per share, are exercisable at any time on or after the applicable issuance date and have a term of 60 months from the date all shares underlying the Bridge Warrants are freely tradable. The Bridge Warrants also contain certain rights with regard to asset distributions and fundamental transactions. The exercise price of the Bridge Warrants will be subject to adjustment for splits and similar recapitalization events. As a result of the Merger, at the Effective Time, each Bridge Warrant will automatically be exchanged for warrants (Exchange Warrants) to purchase that number of shares of Vallon Common Stock equal to 11,272,408 multiplied by the exchange ratio. The Exchange Warrants will be on substantively similar terms to the Bridge Warrants, and have an initial exercise price equal to 24% of the Closing Per Share Price (as defined in the Equity SPA, defined below). The exercise price of the Exchange Warrants will be subject to adjustment for splits and similar recapitalization events.
The $1,250 of proceeds from the first closing were allocated to the bridge promissory note and warrants based on their relative fair values as of the commitment date, resulting in an allocation of $679 and $571, respectively. The Company also incurred debt issuance costs of $205 as part of its issuance of debt under the Bridge SPA. The bridge promissory note is being accounted for as share-settled debt under the accounting guidance in ASC 835-30 and, accordingly, the initial net carrying amount of $474 is being accreted to the $1,667 redemption amount on the expected redemption date in March 2023 using the effective interest method. Unamortized debt discounts and debt issuance costs totaled $1,065 as of December 31, 2022. Interest expense stemming from amortization of the debt discounts and debt issuance costs was $127 for the year ended December 31, 2022.

Securities Purchase Agreement (Equity Financing)
In connection with signing the Merger Agreement, Vallon, the Company and the Investor entered into a Securities Purchase Agreement, dated as of December 13, 2022 (Equity SPA), pursuant to which, among other things, the Investor agreed to invest approximately $12,250 in cash and cancel any outstanding principal and interest on the Bridge Notes immediately prior to the Closing (the aggregate amount of such cash investment and the cancellation of the outstanding principal and interest on the Bridge Notes) to fund the combined company following the Merger. In return, the Company will issue shares (Initial Shares) of Company’s common stock to the Investor equal to approximately 10.19% of the estimated Parent Fully Diluted Number (as defined in the Equity SPA). The Equity Financing will close on the same date as the Closing. In addition, Company will deposit a number of shares of Company’s common stock equal to 400% of the number of Initial Shares (Additional Shares) into escrow with an escrow agent, to be exchanged for Vallon Common Stock in the Merger, and to be delivered, in whole or in part, based on the exchange ratio. As a result of the Merger, at the Effective Time, each Initial Share will automatically be converted into the right to receive a number of shares of Vallon Common Stock equal to the number of Initial Shares multiplied by the exchange ratio. Further, at the Effective Time, each Additional Share placed into escrow with the escrow agent will automatically be converted into the right to receive a number of shares of Vallon Common Stock equal to the number of Additional Shares multiplied by the exchange ratio. Additional Shares shall be issued to the Investor upon certain specified reset dates under the Equity SPA in the event that Vallon’s share price is less than 90% of the arithmetic average of the five lowest weighted average prices of the Vallon Common Stock over the applicable periods set forth in the Equity SPA.
In addition, Vallon will issue to the Investor (i) Series A-1 Warrants to purchase that number of shares of Vallon Common Stock equal to 500% of the Initial Shares, (ii) Series A-2 Warrants to purchase that number of shares of Vallon Common Stock equal to 450% of the Initial Shares, and (iii) Series T Warrants to purchase (x) that number of shares of Vallon Common Stock equal to approximately 320.9% of the Initial Shares and (y) upon exercise of the Series T Warrants, an additional amount of Series A-1 Warrants and Series A-2 Warrants, each to purchase that number of shares of Vallon Common Stock equal to approximately 320.9% of the Initial Shares (collectively, the Equity Warrants). The Equity Warrants will be issued on the 11th trading day following the Closing and will have an initial exercise price per share equal to 20% of the Closing Per Share Price for the Series T Warrants, 22% of the Closing Per Share Price for the Series A-1 Warrants and Series A-1 Warrants issued upon exercise of the Series T Warrants and 24% of the Closing Per Share Price for the Series A-2 Warrants and Series A-2 Warrants issued upon exercise of the Series T Warrants. The Equity Warrants are exercisable at any time on or after the applicable issuance date. The Series A-1 Warrants have a term of 60 months from the date all shares underlying the Series A-1 Warrants are freely tradable and the Series A-2 Warrants and Series T Warrants have a term of 24 months from the date all shares underlying the Series A-2 Warrants and Series T Warrants, respectively, are freely tradable. Vallon may force the exercise of the Series T Warrants subject to the satisfaction of certain equity conditions. The Equity Warrants have a cashless exercise provision providing that if on any trading day following the earlier of (i) 240 days following the Closing or (ii) the deadline under the Registration Rights Agreement for having a registration statement registering the underlying Series A-2 warrant shares for resale declared effective (such earlier date, the Trigger Date), a registration statement covering the resale of the warrant shares that are the subject of an exercise notice is unavailable, such Equity Warrant may be exercised on a cashless basis and receive shares of common stock pursuant to the formula therein. The Series A-2 Warrants also have an alternate cashless exercise provision providing that if on any trading day following the Trigger Date, the weighted average price of the post-merger combined company’s common stock is less than 90% of the exercise price of the Series A-2 Warrants, then the holder of the Series A-2 Warrant may exercise the Series A-2 Warrants on a cashless basis and receive one share of common stock for each underlying Series A-2 Warrant share. The exercise price of the Series A-1 Warrants is subject to adjustment for certain dilutive issuances, and the exercise prices and number of shares issuable upon exercise of the Equity Warrants are subject to adjustment for reverse stock splits and similar recapitalization events. The Equity Warrants also contain certain rights with regard to asset distributions and fundamental transactions
The Company capitalized stock issuance costs of $259 as part of its proposed offering of securities under the Equity SPA. The deferred costs will be charged to stockholders’ deficit upon the Closing.
Note 10.    COMMITMENTS AND CONTINGENCIES
Operating Leases
The Company leases office facilities under an operating lease agreement that was originally set to expire on March 31, 2021. In February 2021, the operating lease agreement was modified to extend the lease term to March 31, 2024. The lease agreement requires fixed monthly rental payments as well as payments for variable monthly utilities and operating costs throughout the lease term. As of December 31, 2022 and 2021, the discount rate applied on this operating lease was 12% and the remaining lease term was fifteen months and twenty seven months, respectively. Lease expense for operating leases was $59 and $58 for the years ended December 31,

2022 and 2021, respectively. Cash paid for operating leases was $54 and $58 for the years ended December 31, 2022 and 2021, respectively.
Future minimum lease payments are due as follows:

December 31, 2022
2023	$63
2024	14
Total	77
Less: Imputed interest	6
Present value of operating lease liabilities	$71
Contingent Transaction Bonuses
In March 2021, the Company agreed to pay cash bonuses of $500 in the aggregate to two Company executives upon the closing of a reverse merger. Compensation cost for these contingent transaction bonuses will be recognized if and when a reverse merger is consummated based on the amount of cash paid by the Company.
Note 11.    INCOME TAXES
The difference between the provision for income taxes and the amount expected by applying the federal statutory rate of 21% to pre-tax loss is due to the following:

	Year Ended
	December 31,
	2022	2021
Expected tax benefit based on federal statutory rate	$(676)	$(328)
State tax benefit	(242)	(144)
Permanent differences	288	567
Increase (decrease) in valuation allowance	630	(95)
Provision for income taxes	$—	$—
Significant components of deferred tax assets and liabilities, and the related valuation allowance, are as follows as of:

	December 31,
	2022	2021
Net operating loss (NOL) carryforwards	$3,505	$2,879
Stock-based compensation	188	188
Accrued compensation	10	42
Operating lease liabilities	21	34
Operating lease right-of-use assets	(20)	(34)
Capitalized research and experimental expenditures	68	—
Depreciation and amortization	7	(2)
State income taxes	(235)	(193)
Valuation allowance	(3,544)	(2,914)
Net deferred tax asset	$—	$—
A valuation allowance has been recorded for the full amount of the net deferred tax asset due to uncertainties regarding its realizability.
As of December 31, 2022, federal NOL carryforwards totaled $11,652, of which $6,124 expires from 2029 to 2037 and $5,528 does not expire. As of December 31, 2022, California NOL carryforwards totaled $11,966 and expire from 2029 to 2042. The future annual utilization of NOL carryforwards may become limited due to changes in ownership. The annual limitation may result in the carryforwards not being fully utilized prior to expiration.
Note 12.    SUBSEQUENT EVENTS
Management has evaluated subsequent events through the date that the accompanying financial statements were issued.